Exhibit 10(a)
                 Written Consent of Sutherland Asbill & Brennan

                                S.A.B. Letterhead




                                  April 7, 2000



Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
570 Carillon Parkway
St. Petersburg, FL  33716

                      RE:     WRL Series Annuity Account
                              WRL Freedom Enhancer
                              File No. 333-93169/811-5672
                              ---------------------------


Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-93169) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.



                                              Very truly yours,

                                              SUTHERLAND ASBILL & BRENNAN LLP



                                              By:    /s/ Stephen E. Roth
                                                     ---------------------------
                                                     Stephen E. Roth